EXHIBIT 21.1
CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION
(as of February 16, 2018)

Name of Subsidiary	Jurisdiction of Incorporation
A.S.V. Holding, LLC	Minnesota
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
CBI Europe B.V.	Netherlands
Continental Biomass Holding B.V.	Netherlands
CMI Terex Corporation	Oklahoma
Fermec Holdings Ltd.	United Kingdom
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Finlay Hydrascreen (Omagh) Limited	N. Ireland
Genie Australia Wholesale Pty. Ltd.	Australia
Genie Cayman Holdings	Cayman Islands
Genie France S.A.R.L.	France
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	The Netherlands
Genie Industries, Inc.	Washington
Genie International Holdings, Ltd.	United Kingdom
Genie Korea Ltd.	Korea
Genie UK Limited	United Kingdom
Gen-National Insurance Co. Ltd.	Bermuda
Gru Comedil S.r.l.	Italy
Industrial Conveyors Sdn Bhd	Malaysia
J.C. Abbott & Co. Limited	United Kingdom
Jaques International Holdings Pty. Ltd.	Australia
New Terex Holdings UK Limited	United Kingdom
Pegson Group Limited	United Kingdom
Platform Service and Repair Limited	United Kingdom
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Limited	United Kingdom
Powerscreen Limited	Ireland
Powerscreen USA LLC	Kentucky
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Limited	United Kingdom
Schaeff Service Limited	United Kingdom
Sempurna Enterprise (Malaysia) Sdn Bhd	Malaysia
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Aerials, Inc.	Wisconsin
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Betim Equipamento Ltda	Brazil
Terex Canada Ltd.	Canada

Name of Subsidiary	Jurisdiction of Incorporation
Terex Chile Limitada	Chile
Terex (China) Investment Co., Ltd.	China
Terex (Changzhou) Machinery Co., Ltd.	China
Terex Cranes Germany GmbH	Germany
Terex Cranes Real Estate Verwaltungs GmbH	Germany
Terex Cranes Real Estate Verwaltungs GmbH & Co. KG	Germany
Terex Cranes Spain, S.A.	Spain
Terex Cranes UK Limited	United Kingdom
Terex Distribution Limited	United Kingdom
Terex Deutschland Bau-Beteiligungen GmbH	Germany
Terex Deutschland GmbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Middle East LLC	United Arab Emirates
Terex European Holdings B.V.	The Netherlands
Terex Finance and Lease (China) Limited	China
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex France SA	France
Terex GB Limited	United Kingdom
Terex Germany GmbH & Co. K.G.	Germany
Terex Global GmbH	Switzerland
Terex India Private Limited	India
Terex International Financial Services Company Unlimited Company	N. Ireland
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Equipamentos Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
Terex Makina Satis Anonim Sirketi	Turkey
Terex Master Trust	Delaware
Terex Malaysia Sdn Bhd	Malaysia
Terex Middle East FZE	United Arab Emirates
Terex Netherlands Holdings B.V.	The Netherlands
Terex Operations Italy SrL	Italy
Terex Pegson Limited	United Kingdom
Terex Roadbuilding Europe N.V.	Belgium
Terex S.A. (Proprietary) Limited	South Africa
Terex Scandinavia AB	Sweden
Terex (Shanghai) Management Co., Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex South Dakota, Inc.	Delaware
Terex (Thailand) Limited	Thailand
Terex United Kingdom Limited	United Kingdom
Terex USA, LLC	Delaware
Terex Utilities, Inc.	Oregon
Terex Verwaltungs GmbH	Austria
Terex Washington, Inc.	Washington
Webster Schaeff & Co. 2000	United Kingdom

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